Exhibit 32.2

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of North Central Bancshares, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jane M. Funk, Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and
2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

August 9, 2011	/s/ Jane M. Funk
Dated	Jane M. Funk
Chief Financial Officer and Treasurer